SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                February 19, 2010

                     Date of Report (Date of earliest event
                                   reported):


                                 TAPSLIDE, INC.
                    -----------------------------------------

               (Exact name of registrant as specified in charter)


   Nevada                              000-52056                26-3111760
   ------                              ---------                ----------
 (State or other jurisdiction   (Commission File Number)   (IRS Employer
      of incorporation)                                      Identification No.)

               220 Summit Blvd., #402, Broomfield, Colorado 80021
              ----------------------------------------------------
                    (Address of principal executive offices)

                                  866-469-3083
                         Registrant's telephone number,
                              including area code:

                                 _____N/A______
                   (Former name or former address, if changed
                              since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12) [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)) [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On February 19, 2010, the Company submitted a non-binding letter of intentfor $5.25 Million to Santa Barbara Bank and Trust to acquire certain assets and liabilities in connection with the Chapter 11 filing of Addamo Estates Vineyard in Santa Maria, CA. As at today's date Pacific Capital Bancorp is refraing from asset sales until July allowing the Bank to evaluate current market conditions.

On April 29th, the Board of Directors approved a 250:1 reverse stock split.

On May 5th, the Company presented an offer to Heritage Sothebys International Reality for $1.4 Million in a short sale to purchase a Vineyard property with an address at 1115 Cuttings Wharf Road in Napa County, CA. The offer is under consideration.

On May 14th, the Company presented an offer to purchase 30 acres of Vineyards referred to as the 8th Street Vineyard for $1.225 Million. This Vineyard is located near Sonoma in the Carneros Appellation. The offer was accepted and the Company is currently seeking the necessary capital to close. No commitments for capital currently exist.

The Company is seeking to raise up to $2.0 million in a private offering.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Date:  June 11, 2010                           TAPSLIDE, INC.

                                               /s/ Matt Diehl
                                               ----------------------------
                                               Matt Diehl, Director and COO